UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): October 1, 2004

                             ADVANCE NANOTECH, INC.
             (Exact name of registrant as specified in its charter)

         Colorado                     011-15499                  84-0379959
(State or other jurisdiction  (Commission File Number)          (IRS Employer
    of incorporation)                                        Identification No.)

              30 Rockefeller Plaza, 27th Floor, New York, N Y 10112

(Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code (646) 723-8962

          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 4.01. CHANGES IN CONTROL OF REGISTRANT.

Effective On October 1, 2004, the Registrant entered into an agreement (the "Exchange Agreement") to acquire all of the issued and outstanding common stock of Advance Nanotech Inc, a Delaware corporation ("Advance Nanotech"), from the shareholders of Advance Nanotech. Those shareholders (the "Advance Nanotech Shareholders") are Core Capital Holdings LLC, Lyra Holdings Limited, Sterling FCS Limited, CABEL Technology, Inc., SOFI Ventures Ltd., Monmay Limited, JSMCL Capital Limited, L. Wise Investments Limited, and SBI Bioventures Limited. The acquisition transaction (the "Acquisition") closed simultaneously with the execution of the Exchange Agreement. The Registrant and its affiliates were unrelated to the shareholders of Advance Nanotech or Advance Nanotech prior to the execution, delivery and performance of the Exchange Agreement.

Prior to the acquisition, 17,344,568 shares of the Registrant's common stock were outstanding (no more than 20,000,000 on a fully diluted basis). Upon closing of the transaction, 70,000,000 shares of stock were issued to the former shareholders of Advance Nanotech in exchange for their shares of Advance

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Nanotech, together with rights to acquire a further 1,910,000,000 of shares of the Artwork & Beyond Inc. if and when the Company's capital stock is changed to permit the issuance of such shares. As a result, the former shareholders of Advance Nanotech, in the aggregate, own shares with the right to vote approximately 80% of the votes for directors of the Registrant, which percentage will increase to 99% on a fully diluted The Registrant's two existing directors continue to be members of the Registrant's Board of Directors, but Messrs. Linden Boyne and Magnus Gittins have joined the Registrant's Board of Directors, and the Registrant's officers have resigned and were replaced by Magnus Gittins as Chief Executive Officer and President and Linden Boyne as Chief Financial Officer, Secretary and Treasurer.

Pursuant to a separate spin-off agreement, the Registrant disposed of its entire interest in Artwork & Beyond Inc., a Delaware corporation ("Sub"), its only subsidiary prior to the acquisition of Advance Nanotech, to its former President, Howard Blum in exchange for his assumption of all of the liabilities of the Registrant and Artwork & Beyond Inc. prior to the closing of the acquisition of Advance Nanotech. In accordance with that spin-off agreement, at closing the former shareholders of Advance Nanotech agreed to pay Sub $ 450,000, in the aggregate, of which $100,000 was paid to the Sub at closing..

The full text of the Merger Agreement may be found at Exhibit 10.2 to Form 8-K as filed with the Securities and Exchange Commission on October 10, 2004.

The Merger has been treated as a re-capitalization of Advance. Accordingly, the financial statements reflect the historical activity of Advance with the capital structure of Artwork. Prior to the Merger, Artwork had limited operations. On October 1, 2004 Artwork changed its name to Advance Nanotech, Inc.

ITEM 9.01. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

      (a) Financial statements of business acquired. The audited financial statements required by this item 7 for Advance, as of September 30, 2004 and from August 21, 2004 (Inception) to September 30, 2004, are filed as an exhibit hereto and are incorporated herein by reference.

      (b) Pro forma financial information. The pro forma financial information required by this item 7 for the combined balance sheet of Artwork and Advance as of September 30, 2004, and for the combined results of operations of Artwork and Advance for the period from Advance's inception (August 21, 2004), is filed as an exhibit hereto and is incorporated herein by reference.

      (c)   Exhibits.

The following Exhibit is filed with this Form 8-K.

    Exhibit No.         Description
    -----------         -----------
      99.1              The audited financial statements for Advance, as of
                        September 30, 2004 and from August 21, 2004 (Inception) to September 30, 2004,

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       ADVANCE NANOTECH, INC.



Date: March 15, 2004                     By:  /s/ Magnus R Gittins
                                             ----------------------------------
                                       Its:  President, Chief Executive Officer
                                             Chairman of the Board
                                             (Principal Executive Officer)


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